Exhibit 10.20

ACKNOWLEDGEMENT OF PROMISSORY NOTE TERMS

This Acknowledgement of Promissory Note Terms (this “Agreement”) is entered into by and between Cascata Equity Management, Inc. (“Cascata”) and Generation Zero Group, Inc., formerly Velocity Oil and Gas, Inc. (“Generation Zero”), each a “Party” and collectively the “Parties”.

WHEREAS, Cascata previously purchased 50% of that certain Promissory Note dated June 1, 2007, by and between Generation Zero and Capersia Pte. Ltd. (“Capersia”) as amended from time to time from Capersia (the “Note”) on or around November 10, 2009; and

WHEREAS, the Note was silent as to certain terms and conditions, which terms and conditions the Parties hereto desire to set forth in writing and confirm.

NOW THEREFORE IN CONSIDERATION, of the provisions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the Parties agree as follows:

1)           While the Note was silent as to whether it had any anti-dilutive rights in connection with a reverse stock split of Generation Zero, the Parties hereby confirm and acknowledge that the conversion price of the note ($0.001 per share) was not affected by the 1:100 reverse stock split of Generation Zero which became effective with the Secretary of State of Nevada on February 12, 2010, and that the conversion price of the Note remains at $0.001 per share.

2)           Cascata agrees not to transfer or sell the Note to any third parties without the prior written consent of Generation Zero, which consent shall not be unreasonable withheld.

3)           The Parties agree that the Note shall not be convertible (each a “Conversion”) during any time that, and only to the extent that, the number of shares of common stock (the “Shares”) to be issued to Cascata upon such Conversion, when added to the number of shares of common stock, if any, that Cascata otherwise beneficially owns (outside of this Note, and not including any other securities of Generation Zero held by Cascata having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 4.99% (the “Maximum Percentage”) of the number of shares of common stock of Generation Zero outstanding immediately after giving effect to the issuance of shares of common stock issuable upon Conversion of this Note held by Cascata, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Beneficial Ownership Limitation”). The provisions of this paragraph shall be construed and implemented in a manner in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4)           The Parties agree that because this Agreement is only an acknowledgement of the terms and conditions of the Note as otherwise in place and as contemplated by the Parties, which terms and conditions were not otherwise set forth in writing between the Parties, that the effective date of this Agreement shall be the effective date of the Note (except as pursuant to the conversion price, which shall have an effective date of the last amendment to such conversion price).

5)           This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF the Parties have executed this Agreement on the dates set forth below.

Generation Zero Group, Inc.

/s/ Matthew Krieg
Matthew Krieg
Chief Executive Officer
Date: 4/13/2010

Cascata Equity Management, Inc.

By: /s/ Robert J. Loncar
Its: President
Printed Name: Robert J. Loncar
Date: 4/13/2010